UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2008

NEUROMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	000-50856	04-3308180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

62 Fourth Avenue
Waltham, Massachusetts  02451
 (Address of Principal Executive Offices)  (Zip Code)

(781) 890-9989
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Gary L. Gregory Resignation

On May 1, 2008, Gary L. Gregory announced that he will resign as Chief Operating Officer of NeuroMetrix, Inc. (the “Company”) effective May 31, 2008.

In connection with his resignation, Mr. Gregory entered into a separation agreement (the “Separation Agreement”) with the Company.  Under the Separation Agreement, Mr. Gregory will receive continuation of his monthly salary and car allowance, equal to $23,270 per month, and health benefits for nine months following the effectiveness of his resignation and a lump sum payment equal to three months of his salary and car allowance, which equals $69,810, upon the effectiveness of his resignation.  In addition, upon the effectiveness of his resignation, 17,500 shares of the option granted to Mr. Gregory on April 1, 2008, with an exercise price of $1.99 per share, and 3,907 shares of the option granted to Mr. Gregory on June 21, 2004, with an exercise price of $8.00 per share, will vest.  The Company also agreed to permit Mr. Gregory to exercise the vested portion of his option granted on April 1, 2008 at any time for up to one year following the effectiveness of his resignation.  In the Separation Agreement, Mr. Gregory agreed to a general release of claims in favor of the Company.  The benefits to Mr. Gregory provided for in the Separation Agreement are in lieu of any other benefits from the Company that he otherwise might have been entitled to as a result of his departure.  A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The summary of the Separation Agreement set forth above is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Effective May 31, 2008, Shai Gozani, M.D. Ph.D., President and Chief Executive Officer of the Company, will assume the management responsibilities formerly held by Mr. Gregory as the principal operating officer of the Company.

Dr. Gozani, age 44, founded the Company in 1996 and currently serves as Chairman of the Company’s Board of Directors and as President and Chief Executive Officer. Since founding the Company in 1996, Dr. Gozani has served in a number of positions at the Company including Chairman since 1996, President from 1996 to 1998 and from 2002 to the present, and Chief Executive Officer since 1997. Dr. Gozani holds a B.S. in computer science, an M.S. in Biomedical Engineering and a Ph.D. in Neurobiology, from the University of California, Berkeley. He also received an M.D. from Harvard Medical School and the Harvard-M.I.T. Division of Health Sciences at M.I.T. Prior to forming the Company, Dr. Gozani completed a neurophysiology research fellowship in the laboratory of Dr. Gerald Fischbach at Harvard Medical School. Dr. Gozani has published articles in the areas of basic and clinical neurophysiology, biomedical engineering and computational chemistry.

Item 9.01.  Financial Statements and Exhibits

(d)             Exhibits.

Exhibit No.	Description

10.1	Separation Agreement, dated as of May 1, 2008, between the Company and Gary L. Gregory

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Dated: May 2, 2008	By:	/s/ Shai N. Gozani, M.D., Ph.D.
Shai N. Gozani, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, dated as of May 1, 2008, between the Company and Gary L. Gregory